Exhibit 99.1

 CARNIVAL CORPORATION & PLC REPORTS RECORD FOURTH QUARTER AND FULL YEAR EARNINGS

      MIAMI  (December 21, 2006) - Carnival  Corporation & plc  (NYSE/LSE:  CCL;
NYSE: CUK) reported record net income of $416 million, or $0.51 diluted EPS, on revenues of $2.81 billion for its fourth quarter ended November 30, 2006. Net income for the fourth quarter of 2005 was $336 million, or $0.41 diluted EPS, on revenues of $2.57 billion.

      Net income for the year ended November 30, 2006 was a record $2.28 billion, or $2.77 diluted EPS, on revenues of $11.84 billion, compared to net income of $2.25 billion, or $2.70 diluted EPS, on revenues of $11.1 billion for the fiscal year ended November 30, 2005.

      Fourth quarter revenues increased by 9.2 percent driven by a 5.5 percent increase in cruise capacity and higher cruise revenue yields (revenue per available lower berth day). Net revenue yields for the fourth quarter of 2006 increased 2.3 percent compared to the prior year. Adjusting for the effect of movement in currencies, net revenue yields as measured on a local currency basis ("constant dollar basis") increased 0.8 percent over the same period last year. Gross revenue yields increased 3.0 percent.

      Net cruise costs per available lower berth day ("ALBD") for the fourth quarter of 2006 increased 1.0 percent compared to costs for the same period last year. On a constant dollar basis, net cruise costs per ALBD decreased 0.6 percent from the same period last year. Gross cruise costs per ALBD increased
2.3 percent compared to the prior year.

      Commenting on fiscal 2006 performance, Carnival Corporation & plc Chairman and CEO Micky Arison said, "Following two exceptionally strong years of earnings growth in 2004 and 2005, we ended 2006 with a modest increase in earnings per share as a result of a very significant increase in fuel prices." Higher fuel prices increased operating costs by $210 million in 2006, which reduced earnings per share by $0.25.

      Arison continued, "Revenue yields (in both current and constant dollars) increased 1.5 percent for the full year 2006. Our European cruise brands enjoyed record yields and earnings this past year, demonstrating the benefits of our global strategy. Our North American brands experienced strong pricing for their European and Alaskan cruises. Pricing in the Caribbean was down, which we attribute to hurricane fears and a challenging economic environment in North America."

2007 Outlook

      Looking forward to 2007, Arison indicated that he was optimistic that the introduction of four new ships would drive earnings growth in 2007.

      In March, Carnival Cruise Lines' 2,974-passenger Carnival Freedom and Princess Cruises' 3,100-passenger Emerald Princess are scheduled for delivery. AIDA's 2,050-passenger AIDAdiva will be delivered in April and Costa's 3,000-passenger Costa Serena in May. Collectively the company will have an 8.4 percent increase in capacity in 2007, with a significant portion of that increase planned for the company's European brands.

      Looking at advance cruise bookings for fiscal 2007, Arison said that the trends noted during the latter part of 2006 have largely continued through the first half of 2007. Bookings for our European cruise brands continue to be strong. Bookings for our North American cruise brands when they sail outside of the Caribbean also continue to be strong, while pricing in the Caribbean is still under pressure. Arison also noted that the strength of the upcoming wave season will have a significant effect on 2007 revenue yields.

      For the first quarter of 2007, the company expects net revenue yields to be flat to up slightly (down approximately 2 percent on a constant dollar basis), compared to last year. Net cruise costs per ALBD in the first quarter of 2007 are expected to increase between 2 to 3 percent (flat on a constant dollar basis), compared to 2006. Based on these estimates, the company expects that diluted earnings per share for the first quarter of 2007 will be in the range of $0.33 to $0.35, compared to $0.31 in the first quarter of 2006.

      Based on current internal forecasts, the company expects that net revenue yields for the full year 2007 will increase approximately 1 to 2 percent (flat to down slightly on a constant dollar basis), compared to last year. Net cruise costs per ALBD for 2007 are expected to increase approximately 2 percent (flat on a constant dollar basis), compared to 2006. The company's cost guidance for fuel is based on the current forward curve for all of 2007 of $339 per metric ton, which is slightly higher than the average price for 2006. The company's guidance is also based on currency exchange rates of $1.33 to the euro and $1.98 to sterling versus the weighted average rates of $1.26 and $1.83 in 2006. Based on these estimates, the company expects that diluted earnings per share in 2007 will be in the range of $2.90 to $3.10.

      Carnival has scheduled a conference call with analysts at 10:00 a.m. EST (15.00 London time) today to discuss its 2006 fourth quarter and full year earnings. This call can be listened to live, and additional information can be obtained, via Carnival Corporation & plc's Web site at www.carnivalcorp.com and www.carnivalplc.com.

      Carnival Corporation & plc is the largest cruise vacation group in the world, with a portfolio of cruise brands in North America, Europe and Australia, comprised of Carnival Cruise Lines, Holland America Line, Princess Cruises, Seabourn Cruise Line, Windstar Cruises, AIDA Cruises, Costa Cruises, Cunard Line, Ocean Village, P&O Cruises, Swan Hellenic, and P&O Cruises Australia.

      Together, these brands operate 81 ships totaling 144,000 lower berths with 19 new ships scheduled to enter service between March 2007 and summer 2010. Carnival Corporation & plc also operates the leading tour companies in Alaska and the Canadian Yukon, Holland America Tours and Princess Tours. Traded on both the New York and London Stock Exchanges, Carnival Corporation & plc is the only group in the world to be included in both the S&P 500 and the FTSE 100 indices.

      Carnival Corporation's Liquid Yield Option Notes due 2021 and Carnival Corporation's 2% Convertible Senior Debentures due 2021 are convertible in accordance with their terms through February 28, 2007.

Cautionary note concerning factors that may affect future results

Some of the statements contained in this earnings release are "forward-looking statements" that involve risks, uncertainties and assumptions with respect to Carnival Corporation & plc, including some statements concerning future results, outlook, plans, goals and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have tried, wherever possible, to identify these statements by using words like "will," "may," "believes," "expects," "anticipates," "forecast," "future," "intends," "plans," and "estimates" and for similar expressions. Because forward-looking statements involve risks and uncertainties, there are many factors that could cause Carnival Corporation & plc's actual results, performance or achievements to differ materially from those expressed or implied in this earnings release. Forward-looking statements include those statements which may impact the forecasting of earnings per share, net revenue yields, booking levels, pricing, occupancy, operating, financing and/or tax costs, fuel costs, costs per available lower berth day, estimates of ship depreciable lives and residual values, outlook or business prospects. These factors include, but are not limited to, the following: risks associated with the DLC structure, including the uncertainty of its tax status; general economic and business conditions, which may impact levels of disposable income of consumers and thereby impact the net revenue yields for the cruise brands of Carnival Corporation & plc; conditions in the cruise and land-based vacation industries, including competition from other cruise ship operators and providers of other vacation alternatives and increases in capacity offered by cruise ship and land-based vacation alternatives; risks associated with operating internationally; the international political and economic climate, armed conflicts, terrorist attacks and threats thereof, availability of air service, other world events and adverse publicity, and their impact on the demand for cruises; accidents, unusual weather conditions or natural disasters, such as hurricanes and earthquakes and other incidents (including machinery and equipment failures or improper operation thereof), which could cause the alteration of itineraries or cancellation of a cruise or series of cruises and the impact of the spread of contagious diseases, affecting the health, safety, security and vacation satisfaction of passengers; changing consumer preferences, which may, among other things, adversely impact the demand for cruises; the ability of Carnival Corporation & plc to implement its shipbuilding programs and brand strategies and to continue to expand its business worldwide; Carnival Corporation & plc's future operating cash flow may not be sufficient to fund future obligations and Carnival Corporation & plc may not be able to obtain financing, if necessary, on terms that are favorable or consistent with Carnival Corporation & plc's expectations; Carnival Corporation & plc's ability to attract and retain qualified shipboard crew and maintain good relations with employee unions; the impact of changes in operating and financing costs, including changes in foreign currency exchange rates and interest rates and fuel, food, payroll, insurance and security costs; the impact of pending or threatened litigation; changes in and compliance with the environmental, health, safety, security, tax and other regulatory regimes under which Carnival Corporation & plc operates, including the implementation of U.S. regulations requiring U.S. citizens to obtain passports for travel to or from additional foreign destinations; continued availability of attractive port destinations; Carnival Corporation & plc's ability to successfully implement cost reduction plans and the continuing financial viability of Carnival Corporation & plc's travel agent distribution system and air service providers. Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant listing rules, Carnival Corporation & plc expressly disclaims any obligation to disseminate, after the date of this release, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.


MEDIA CONTACTS                                       INVESTOR RELATIONS CONTACT
US                                                   US/UK
Carnival Corporation & plc                           Carnival Corporation & plc
Tim Gallagher                                        Beth Roberts
1 305 599 2600, ext. 16000                           1 305 406 4832

UK
Brunswick Group
Richard Jacques /Ruban Yogarajah
44 (0) 20 7404 5959

                           CARNIVAL CORPORATION & PLC
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                               Three Months Ended November 30,    Twelve Months Ended November 30,
                                               -------------------------------    --------------------------------
                                                    2006           2005 (1)             2006           2005 (1)
                                                    ----           ----                 ----           ----
                                                             (in millions, except per share data)

Revenues
  Cruise
    Passenger tickets                             $  2,079       $  1,953             $  8,903       $  8,399
    Onboard and other                                  666            572                2,514          2,338
  Other                                                 64             48                  422            357
                                                  --------       --------             --------       --------
                                                     2,809          2,573               11,839         11,094
                                                  --------       --------             --------       --------
Costs and Expenses
    Operating
      Cruise
        Commissions, transportation and other          398            367                1,749          1,645
        Onboard and other                              127            101                  453            412
        Payroll and related                            304 (2)        278                1,158 (2)      1,122 (3)
        Fuel                                           228            216                  935            707
        Food                                           165            149                  644            613
        Other ship operating                           403            402 (4)            1,538          1,465 (4)
     Other                                              55             39                  314            254
                                                  --------       --------             --------       --------
     Total                                           1,680          1,552                6,791          6,218
  Selling and administrative                           392 (2)        357                1,447 (2)      1,335
  Depreciation and amortization                        261            230                  988            902
                                                  --------       --------             --------       --------
                                                     2,333          2,139                9,226          8,455
                                                  --------       --------             --------       --------

Operating Income                                       476            434                2,613          2,639
                                                  --------       --------             --------       --------

Nonoperating (Expense) Income
  Interest income                                        8             10                   25             29
  Interest expense, net of capitalized interest        (80)           (80)                (312)          (330)
  Other income (expense), net                            9              2                   (8)           (13)
                                                  --------       --------             --------       --------
                                                       (63)           (68)                (295)          (314)
                                                  --------       --------             --------       --------

Income Before Income Taxes                             413            366                2,318          2,325


Income Tax Benefit (Expense), Net                        3            (30)                 (39)           (72)
                                                  --------       --------             --------       --------

Net Income                                        $    416       $    336             $  2,279       $  2,253
                                                  ========       ========             ========       ========

Earnings Per Share
  Basic                                           $   0.53       $   0.42             $   2.85       $   2.80
                                                  ========       ========             ========       ========
  Diluted                                         $   0.51       $   0.41             $   2.77       $   2.70
                                                  ========       ========             ========       ========

Dividends Per Share                               $  0.275       $   0.25             $  1.025       $   0.80
                                                  ========       ========             ========       ========

Weighted-Average Shares Outstanding - Basic            793            806                  801            806
                                                  ========       ========             ========       ========
Weighted-Average Shares Outstanding - Diluted          828            849                  836            853
                                                  ========       ========             ========       ========

(1) Reclassifications have been made to certain 2005 amounts to conform to the current period presentation as a result of adopting a new chart of accounts in connection with the initial implementation of a new worldwide accounting system.

(2) Payroll and related includes $2 million and $8 million and selling and administrative includes $14 million and $49 million of shared-based compensation for the three and twelve months ended November 30, 2006, respectively, as a result of our adoption of Statement of Financial Accounting Standards No. 123(R).

(3) Includes a $23 million expense related to the British Merchant Navy Officers Pension Fund contribution.

(4) Retrospectively adjusted for the change in the company's method of accounting for dry-dock costs from the deferral method to the direct expense method, which resulted in a $17 million and $4 million increase in other ship operating costs for the three and twelve months ended November 30, 2005, respectively.

                           CARNIVAL CORPORATION & PLC

                  SELECTED STATISTICAL AND SEGMENT INFORMATION

                                                   Three Months Ended November 30,     Twelve Months Ended November 30,
                                                   -------------------------------     --------------------------------
                                                        2006               2005 (1)         2006                2005 (1)
                                                        ----               ----             ----                ----
                                                               (in millions, except statistical information)
STATISTICAL INFORMATION
  Passengers carried (in thousands)                      1,748              1,589            7,008               6,848
  Available lower berth days (2)                    12,828,609         12,159,133       49,945,184          47,754,627
  Occupancy percentage                                   103.4%             102.7%           106.0% (3)          105.6%
  Fuel cost per metric ton                           $     315          $     323        $     334           $     259

SEGMENT INFORMATION
  Revenues
    Cruise                                           $   2,745          $   2,525        $  11,417           $  10,737
    Other                                                   83                 60              533                 461
    Intersegment elimination                               (19)               (12)            (111)               (104)
                                                     ---------          ---------        ---------           ---------
                                                     $   2,809          $   2,573        $  11,839           $  11,094
                                                     =========          =========        =========           =========
  Operating expenses
    Cruise                                           $   1,625          $   1,513        $   6,477           $   5,964
    Other                                                   74                 51              425                 358
    Intersegment elimination                               (19)               (12)            (111)               (104)
                                                     ---------          ---------        ---------           ---------
                                                     $   1,680          $   1,552        $   6,791           $   6,218
                                                     =========          =========        =========           =========

  Selling and administrative expenses
    Cruise                                           $     383          $     346        $   1,405           $   1,289
    Other                                                    9                 11               42                  46
                                                     ---------          ---------        ---------           ---------
                                                     $     392          $     357        $   1,447           $   1,335
                                                     =========          =========        =========           =========

  Depreciation and amortization                      $     252          $     222        $     954           $     873
    Cruise                                                   9                  8               34                  29
                                                     ---------          ---------        ---------           ---------
    Other                                            $     261          $     230        $     988           $     902
                                                     =========          =========        =========           =========

  Operating income (loss)
    Cruise                                           $     485          $     444        $   2,581           $   2,611
    Other                                                   (9)               (10)              32                  28
                                                     ---------          ---------        ---------           ---------
                                                     $     476          $     434        $   2,613           $   2,639
                                                     =========          =========        =========           =========

(1) Reclassifications have been made to certain 2005 amounts to conform to the current period presentation.

(2) Available lower berth days is the standard measure of capacity for the period. It assumes that each cabin we offer for sale accommodates two passengers. ALBDs are computed by multiplying passenger capacity by revenue-producing ship operating days in the period.

(3) Occupancy percentage includes the three ships chartered to the Military Sealift Command in connection with Hurricane Katrina relief efforts at 100% occupancy.

                           CARNIVAL CORPORATION & PLC

                           NON-GAAP FINANCIAL MEASURES

Gross and net revenue yields were computed by dividing the gross or net revenues, without rounding, by ALBDs as follows:

                                                  Three Months Ended November 30,     Twelve Months Ended November 30,
                                                  -------------------------------     --------------------------------
                                                       2006             2005 (2)            2006             2005 (2)
                                                       ----             ----                ----             ----
                                                                 (in millions, except ALBDs and yields)

Cruise revenues
  Passenger tickets                                $      2,079     $      1,953        $      8,903     $      8,399
  Onboard and other                                         666              572               2,514            2,338
                                                   ------------     ------------        ------------     ------------
Gross cruise revenues                                     2,745            2,525              11,417           10,737
Less cruise costs
  Commissions, transportation and other                    (398)            (367)             (1,749)          (1,645)
  Onboard and other                                        (127)            (101)               (453)            (412)
                                                   ------------     ------------        ------------     ------------
Net cruise revenues (1)                            $      2,220     $      2,057        $      9,215     $      8,680
                                                   ============     ============        ============     ============

ALBDs                                                12,828,609       12,159,133          49,945,184       47,754,627
                                                   ============     ============        ============     ============

Gross revenue yields (1)                           $     213.96     $     207.64        $     228.58     $     224.84
                                                   ============     ============        ============     ============

Net revenue yields (1)                             $     173.09     $     169.15        $     184.50     $     181.77
                                                   ============     ============        ============     ============


Gross and net cruise costs per ALBD were computed by dividing the gross or net cruise costs, without rounding, by ALBDs as follows:

                                                Three Months Ended November 30,    Twelve Months Ended November 30,
                                                -------------------------------    --------------------------------
                                                      2006            2005 (2)           2006            2005 (2)
                                                      ----            ----               ----            ----
                                                           (in millions, except ALBDs and costs per ALBD)

Cruise operating expenses                         $      1,625    $      1,513       $      6,477    $      5,964
Cruise selling and administrative expenses                 383             346              1,405           1,289
                                                  ------------    ------------       ------------    ------------
Gross cruise costs                                       2,008           1,859              7,882           7,253
Less cruise costs included in net cruise
  revenues
  Commissions, transportation and other                   (398)           (367)            (1,749)         (1,645)
  Onboard and other                                       (127)           (101)              (453)           (412)
                                                  ------------    ------------       ------------    ------------
Net cruise costs (1)                              $      1,483    $      1,391       $      5,680    $      5,196
                                                  ============    ============       ============    ============

ALBDs                                               12,828,609      12,159,133         49,945,184      47,754,627
                                                  ============    ============       ============    ============

Gross cruise costs per ALBD (1)                   $     156.44    $     152.92       $     157.81    $     151.89
                                                  ============    ============       ============    ============

Net cruise costs per ALBD (1)                     $     115.57    $     114.43       $     113.73    $     108.81
                                                  ============    ============       ============    ============

                      NOTES TO NON-GAAP FINANCIAL MEASURES

(1) We use net cruise revenues per ALBD ("net revenue yields") and net cruise costs per ALBD as significant non-GAAP financial measures of our cruise segment financial performance. We believe that net revenue yields are commonly used in the cruise industry to measure a company's cruise segment revenue performance. This measure is also used for revenue management purposes. In calculating net revenue yields, we use "net cruise revenues" rather than "gross cruise revenues." We believe that net cruise revenues is a more meaningful measure in determining revenue yield than gross cruise revenues because it reflects the cruise revenues earned by us net of our most significant variable costs, which are travel agent commissions, cost of air transportation and certain other variable direct costs associated with onboard revenues. Substantially all of our remaining cruise costs are largely fixed once our ship capacity levels have been determined, except for the impact of changing prices.

      Net cruise costs per ALBD is the most significant measure we use to monitor our ability to control our cruise segment costs rather than gross cruise costs per ALBD. In calculating net cruise costs, we exclude the same variable costs that are included in the calculation of net cruise revenues. This is done to avoid duplicating these variable costs in these two non-GAAP financial measures.

      We have not provided estimates of future gross revenue yields or future gross cruise costs per ALBD because the reconciliations of forecasted net cruise revenues to forecasted gross cruise revenues or forecasted net cruise costs to forecasted cruise operating expenses would require us to forecast, with reasonable accuracy, the amount of air and other transportation costs that our forecasted cruise passengers would elect to purchase from us (the "air/sea mix"). Since the forecasting of future air/sea mix involves several significant variables that are relatively difficult to forecast and the revenues from the sale of air and other transportation approximate the costs of providing that transportation, management focuses primarily on forecasts of net cruise revenues and costs rather than gross cruise revenues and costs. This does not impact, in any material respect, our ability to forecast our future results, as any variation in the air/sea mix has no material impact on our forecasted net cruise revenues or forecasted net cruise costs. As such, management does not believe that this reconciling information would be meaningful.

      We also monitor these two non-GAAP financial measures assuming the 2006 currency exchange rates have remained constant with the 2005 comparable period rates, or on a "constant dollar basis," in order to remove the impact of changes in exchange rates on our non-U.S. dollar cruise operations. We believe that this is a useful measure indicating the actual growth of our operations in a fluctuating rate environment. On a constant dollar basis, net cruise revenues and net cruise costs would be $2.19 billion and $1.46 billion for the three months ended November 30, 2006, and $9.21 billion and $5.69 billion for the twelve months ended November 30, 2006, respectively. On a constant dollar basis, gross cruise revenues and gross cruise costs would be $2.70 billion and $1.98 billion for the three months ended November 30, 2006 and $11.42 billion and $7.91 billion for the twelve months ended November 30, 2006, respectively. In addition, our non-U.S. cruise operations depreciation and net interest expense were impacted by changes in exchange rates for the three and twelve months ended November 30, 2006, compared to the same periods in 2005.

(2) Reclassifications have been made to certain 2005 amounts to conform to the current period presentation.


                                       ###